Exhibit (a)(2)(B)
THIS FILING CONSISTS OF THE TEXT OF AN E-MAIL MESSAGE SENT TO STOCKHOLDERS OF PETER KIEWIT SONS’, INC. ON OCTOBER 23, 2007 CONTAINING A WEB LINK TO VIEW ON-LINE A VIDEO MESSAGE FROM THE CHAIRMAN OF THE BOARD OF DIRECTORS, AS TRANSCRIBED IN EXHIBIT (a)(2)(A)
          Within the next few days, you will be receiving a mailing containing important, time-sensitive documentation describing several proposals that will permit our Company to cease being a “public reporting company” with the U.S. Securities and Exchange Commission. Also included in the mailing is a DVD recording of a short, approximately 15 minute, video in which I have summarized some of the important provisions of the proposals.
          Please carefully review the materials and return all requested documentation as soon as possible. Although the video is best viewed using the DVD recording, the video may also be viewed on-line by following the instructions on the following website [link].
IMPORTANT ADDITIONAL INFORMATION REGARDING THE OFFER TO EXCHANGE AND
TENDER OFFER FILED WITH THE SEC
     In connection with the proposed Offer to Exchange, the Company filed a definitive proxy statement on Schedule 14A (“Definitive Proxy Statement”), a Tender Offer Statement on Schedule TO and other documents the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE OFFER TO EXCHANGE, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These filings of the Company, along with annual, quarterly and current reports, proxy statements and other SEC filings made by the Company may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.	500 West Madison Street
Room 1024	Suite 1400
Washington, D.C. 20549	Chicago, IL 60661
     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. The Company will also provide without charge to each person to whom a copy of the Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131, Telephone: (402) 342-2052, Facsimile: (402) 271-2965 between the hours of 7:45 a.m. and 4:30 p.m., Central U.S. time.
     The Company and its directors and officers may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the Offer to Exchange. Information about the Company and its directors and executive officers and their ownership of Company common stock is set forth in the Definitive Proxy Statement filed in conjunction with this document.
     This document is for informational purposes only and is not an offer or a solicitation of an offer to exchange any shares of common stock in the Company. The solicitation of exchange offers will only be made pursuant to the Offer to Exchange and related materials that the Company filed in connection with the Definitive Proxy Statement for the special meeting of the stockholders to be held on November 28, 2007. Stockholders should read those materials carefully because they contain important materials, including the terms and conditions of the offer.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          This document contains statements that involve expectations or intentions (such as those related to the Offer to Exchange or the proposed termination of registration described herein) that are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of stockholders of the Company; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 30, 2006. All forward-looking statements are effective only as of the date they are made and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.